Exhibit 32.2

CERTIFICATION OF COO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of American Land Lease (the “Company”) for the annual period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert G. Blatz, as Chief Operating Officer of the Company hereby certifies, to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT G. BLATZ
Name:	Robert G. Blatz
Title:	Chief Operating Officer

Date: March 11, 2008

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.